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                                                                      Exhibit 21

               SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
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The subsidiaries of Huntington Bancshares Incorporated are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.

The Huntington National Bank (United States) and its direct and indirect subsidiaries, 41 South High Ltd.**, The Huntington Leasing Company, The Huntington Mortgage Company, Huntington Residential Mortgage Securities, Inc., HMC Reinsurance Company (Vermont), The Huntington Investment Company, Forty-One Corporation, First Sunset Development, Inc., SFA Holding, Inc., East Sound Realty, Inc., Lodestone Realty Management, Inc., WS Realty, Inc., Fourteen Corporation, Airbase Realty Holding Company (Indiana), Airbase Realty Company, HNB Clearing, Inc., The Check Exchange System Co. **, Thirty-Seven Corporation, Vehicle Reliance Company, Huntington Trade Services, Inc., Huntington Trade Services, Asia, Limited (Hong Kong), CyberMark Holding, Inc. (Delaware) **, CyberMark L.L.C. (Delaware) **, FMB Insurance Agency, Inc. (Michigan), Huntington Insurance Agency Services, Inc., Huntington Property and Casualty Insurance Agency, Inc., Huntington Life Insurance Agency, Inc., Huntington Insurance Agency, Inc. (Michigan), Huntington Insurance Agency, Inc. (Kentucky), Huntington Title Services, LLC **, Huntington Title Services, Inc. (Michigan), Huntington Title Services, Inc. (West Virginia), Huntington Title Services, Inc. (Florida), Huntington West, Inc. (Delaware), Huntington Kentucky, LLC (Kentucky), and Huntington Merchant Services, L.L.C. (Delaware) **.

CB&T Capital Investment Company (West Virginia)

Huntington Capital Corp.

Huntington Bancshares Financial Corporation

The Huntington National Life Insurance Company (Arizona) **

The Huntington Community Development Corporation

Money Station, Inc. **

Huntington Capital I (Delaware)

Huntington Capital II (Delaware)

Huntington Capital III (Delaware)

Huntington Capital IV (Delaware)

Huntington Capital V (Delaware)

Huntington Capital VI (Delaware)

First Michigan Life Insurance Company (Arizona)

The Huntington Capital Investment Company

The Huntington Real Estate Investment Company

** - Less than 100% owned.